Exhibit 99.4

EMPLOYEE BENEFITS AGREEMENT

BY AND BETWEEN CIRCUIT CITY STORES, INC. AND

CARMAX, INC.

Effective as of October 1, 2002

EMPLOYEE BENEFITS AGREEMENT

This EMPLOYEE BENEFITS AGREEMENT, dated as of October 1, 2002 (the “Effective Date”) is by and between Circuit City Stores, Inc., a Virginia corporation (“Circuit City”), and CarMax, Inc., a Virginia corporation and a wholly owned subsidiary of Circuit City (“CarMax”).

WHEREAS, the Board of Directors of Circuit City has determined that it is in the best interests of Circuit City and its shareholders to separate CarMax from Circuit City’s remaining businesses such that CarMax will become an independent, separately traded public business (the “Separation”);

WHEREAS, in furtherance of the foregoing, Circuit City and CarMax have entered into a Separation Agreement, dated as of May 21, 2002 (the “Separation Agreement”), and other specific agreements that will govern certain matters relating to the Separation and the relationship of Circuit City, CarMax, and their respective Affiliates following the Separation Date; and

WHEREAS, Circuit City and CarMax have agreed to enter into this Agreement to provide for the allocation of assets, liabilities, and responsibilities with respect to certain employee compensation and benefit plans and programs between them.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement the following terms shall have the following meanings:

1.1
“Administration Period” means the period from the consummation of the Separation until the date on which CarMax determines it can properly administer the applicable employee benefit plan or payroll practice without assistance from Circuit City, which period may differ as between benefit plans and practices. CarMax shall notify Circuit City at least thirty days in advance of any termination of the Administration Period, with respect to any benefit plan or payroll practice, and provided however that the Administration Period shall in no event extend for a period in excess of one year from the consummation of the Separation with respect to any benefit plan or payroll practice.

1.2	“Affiliate” means a member of an entity’s controlled group of corporations within the meaning of Section 414 of the Code.

1.3	“Agreement” means this Employee Benefits Agreement, including all the Schedules hereto.

1.4	“Auditing Party” is defined in Section 6.5(a).

1.5
“Award,” when immediately preceded by “Circuit City,” means an award under the Circuit City Stock Incentive Plan; when immediately preceded by “CarMax,” means an award under the CarMax Stock Incentive Plan.

1.6	“CarMax” is defined in the recitals to this Agreement.

1.7
“CarMax Common Stock” means common shares, par value of $0.50 per share, of CarMax to be issued to holders of CarMax Group Common Stock and holders of Circuit City Group Common Stock in the Separation and that also trades before the CarMax Dividend Date on a “when issued” basis.

1.8	“CarMax Dividend” shall mean the distribution by Circuit City of CarMax Common Stock as a dividend to holders of Circuit City Group Common Stock in the Separation.

1.9
“CarMax Dividend Date” means the date on which the CarMax Common Stock held by Circuit City is distributed as a dividend to holders of Circuit City Group Common Stock and the date on which Circuit City Stores Common Stock ceases to trade on a “when issued” basis.

1.10	“CarMax Employee” means any individual who, as of the consummation of the Separation, is either actively employed by or then on a leave of absence from CarMax or a CarMax Entity.

1.11	“CarMax Entity” means CarMax and any Person that is, at the relevant time, an Affiliate of CarMax or is otherwise controlled, directly or indirectly, by CarMax.

1.12	“CarMax Executive” means a CarMax Employee or Circuit City Transferee who is eligible to participate in or receive a benefit under any CarMax Executive Benefit Plan.

1.13
“CarMax Executive Benefit Plans” means the executive benefit and nonqualified plans, programs, and arrangements (exclusive of Individual Agreements) established and sponsored by CarMax, for the benefit of employees and former employees of CarMax or a CarMax Entity after the Close of the Separation Date.

1.14	“CarMax Exchange Date” means the date on which CarMax Group Common Stock is redeemed in exchange for CarMax Common Stock.

1.15	“CarMax 401(k) Plan” means the CarMax, Inc. 401(k) Savings Plan.

1.16
“CarMax Group Common Stock” means common shares, par value of $0.50 per share, of Circuit City designated as “Circuit City Stores, Inc. — CarMax Group Common Stock” in the Circuit City Amended and Restated Articles of Incorporation, to be redeemed by Circuit City in the Separation.

1.17	“CarMax Group Option” means an option (either nonqualified or incentive) to purchase shares of CarMax Group Common Stock pursuant to a Circuit City Stock Incentive Plan.

1.18
“CarMax Stock Incentive Plan” means the Stock Incentive Plan or program to be established by CarMax, effective immediately prior to the CarMax Dividend Date, in connection with the treatment of options as described in Article V.

1.19
“CarMax Post-Dividend Stock Value” means the average of the sum of the closing sale prices of CarMax Common Stock reported on the NYSE Composite Transaction Tape as of 4:00 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect) for each of the five trading days immediately preceding the CarMax Dividend Date.

1.20
“CarMax Pre-Dividend Stock Value” means the average of the sum of the closing sale prices of CarMax Group Common Stock reported on the NYSE Composite Transaction Tape as of 4:00 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect) for each of the five trading days immediately preceding the CarMax Dividend Date.

1.21	“CarMax Option” means an option (either nonqualified or incentive) to purchase shares of CarMax Common Stock pursuant to the CarMax Stock Incentive Plan.

1.22	“CarMax Retirement Plan” means the Retirement Plan of CarMax, Inc., established on March 1, 2002.

1.23	“Circuit City” is defined in the recitals to this Agreement.

1.24
“Circuit City Common Stock” means the common shares, par value $.50 per share, of Circuit City designated as “Common Stock” in the Circuit City Amended and Restated Articles of Incorporation immediately after the Separation, such shares having previously been designated as Circuit City Group Common Stock and having been redesignated as “Common Stock” pursuant to an amendment to the Amended and Restated Articles of Incorporation to be filed by Circuit City in connection with the Separation.

1.25
“Circuit City Employee” means any individual who, as of the consummation of the Separation, is either actively employed by or then on a leave of absence from Circuit City or a Circuit City Entity, but does not include any Circuit City Transferee or any CarMax Employee.

1.26
“Circuit City Entity” means any entity that is, at the time relevant to the applicable provision of this Agreement, an Affiliate of Circuit City, except that, for periods beginning after the Separation Date, the term “Circuit City Entity” shall not include CarMax or a CarMax Entity.

1.27
“Circuit City Executive” means an employee or former employee of Circuit City who, immediately before the Close of the Separation Date, is eligible to participate in or receive a benefit under any Circuit City Executive Benefit Plan.

1.28
“Circuit City Executive Benefit Plans” means the executive benefit and nonqualified plans, programs, and arrangements (exclusive of Individual Agreements) established and sponsored by Circuit City, to the extent maintained, agreed upon, or assumed by Circuit City or a Circuit City Entity (other than CarMax or a CarMax Entity) for the benefit of employees and former employees of Circuit City or a Circuit City Entity (other than CarMax or a CarMax Entity) before the Close of the Separation Date.

1.29	“Circuit City 401(k) Plan” means the Circuit City Stores, Inc. 401(k) Plan.

1.30
“Circuit City Group Common Stock” means common shares, par value of $0.50 per share, of Circuit City designated as “Circuit City Stores, Inc. – Circuit City Group Common Stock” in the Circuit City Amended and Restated Articles of Incorporation that trade before the CarMax Dividend Date “with due bills” to reflect the right to receive the CarMax Dividend.

1.31	“Circuit City Group Option” means an option (either nonqualified or incentive) to purchase shares of Circuit City Group Common Stock pursuant to a Circuit City Stock Incentive Plan.

1.32	“Circuit City Stock Incentive Plan” means either or both of the Circuit City Stores, Inc. 1988 Stock Incentive Plan and the Circuit City Stores, Inc.1994 Stock Incentive Plan.

1.33
“Circuit City Post-Dividend Stock Value” means the average of the sum of the closing sale prices of Circuit City Stores Common Stock reported on the NYSE Composite Transaction Tape as of 4:00 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect) for each of the five trading days immediately preceding the CarMax Dividend Date.

1.34
“Circuit City Pre-Dividend Stock Value” means the average of the sum of the closing sale prices of Circuit City Group Common Stock reported on the NYSE Composite Transaction Tape as of 4:00 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect) for each of the five trading days immediately preceding the CarMax Dividend Date.

1.35	“Circuit City Retirement Plan” means the Retirement Plan of Circuit City Stores, Inc.

1.36
“Circuit City Stores Common Stock” means common shares, par value of $0.50 per share, of Circuit City designated as “Circuit City Stores, Inc. — Common Stock” in the Circuit City Amended and Restated Articles of Incorporation of Circuit City Stores, Inc. that trade before the CarMax Dividend Date on a “when issued” basis to denote no rights to receive the CarMax Dividend and continue to trade on and after the CarMax Dividend Date.

1.37	“Circuit City Stores Option” means an option (either nonqualified or incentive) to purchase shares of Circuit City Stores Common Stock pursuant to a Circuit City Stock Incentive Plan.

1.38
“Circuit City Transferees” means individuals who are employees of Circuit City or a Circuit City Entity (other than CarMax or a CarMax Entity) at any time after February 28, 2002 and who become employees of CarMax or a CarMax Entity after the Separation Date and prior to March 1, 2003; provided however, that such individuals shall not be deemed to be Circuit City Transferees hereunder until such transfer of employment has occurred.

1.39	“Close of the Separation Date” means 11:59:59 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Separation Date.

1.40
“COBRA” means the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

1.41
“Code” means the Internal Revenue Code of 1986, as amended, or any successor federal income tax law. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

1.42	“Disposition Year” means the Circuit City fiscal year during which the Separation Date occurs or the first CarMax fiscal year that ends after the Separation Date, as applicable.

1.43
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.

1.44
“Health and Welfare Plans,” when immediately preceded by “Circuit City,” means the health and welfare plans established and sponsored by Circuit City, to the extent maintained, agreed upon, or assumed by Circuit City for the benefit of employees and retirees of Circuit City and Circuit City Entities (other than CarMax or a CarMax Entity after the consummation of the Separation), and such other health and welfare plans or programs as may apply to such employees and retirees and, when immediately preceded by “CarMax,” means the health and welfare plans sponsored and maintained by CarMax or a CarMax Entity before or after the Separation.

1.45	“HIPAA” means the health insurance portability and accountability requirements for “group health plans” under the Health Insurance Portability and Accountability Act of 1996, as amended.

1.46
“Individual Agreement” means an individual contract or agreement (whether written or unwritten) entered into between Circuit City, a Circuit City Entity, CarMax, or a CarMax Entity and a Circuit City Executive or a CarMax Executive that establishes the terms and conditions of the employment of such individual, including any rights to special executive compensation or benefits.

1.47
“Liabilities” means any liability, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and whether or not the same that is or would properly be reflected on a balance sheet of Circuit City, any Circuit City Entity, CarMax, or any CarMax Entity, or the notes thereto, including all costs and expenses relating thereto.

1.48	“NYSE” means the New York Stock Exchange.

1.49
“Participating Company” means (a) Circuit City, (b) any Person (other than an individual) that Circuit City has approved for participation in, and which is participating in, a Plan sponsored by Circuit City or a Circuit City Entity, and (c) any Person (other than an individual) which, by the terms of such a Plan, participates in such Plan or any employees or retirees of which, by the terms of such Plan, participate in or are covered by such Plan.

1.50
“Person” means and includes an association, an individual, a partnership, a joint venture, a joint stock company, a corporation, a trust, an unincorporated organization, a limited liability company, a group, a government or other department or agency thereof and any other entity.

1.51
“Plan,” when immediately preceded by “Circuit City,” means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, to the extent amended from time to time, for which the eligible classes of participants include employees or former employees of Circuit City or a Circuit City Entity, and when immediately preceded by “CarMax,” means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle as amended from time to time, for which the eligible classes of participants are limited to employees or former employees of CarMax or a CarMax Entity, but no other Circuit City Entity.

1.52	“Separation Date” means the last date as of which CarMax is a member of Circuit City’s controlled group of corporations within the meaning of Code Section 414.

ARTICLE II

GENERAL PRINCIPLES

2.1	Assumption and Retention of Liabilities.

(a)	CarMax shall not assume any Liabilities not expressly provided to be assumed in this Agreement.

(b)
As of the consummation of the Separation, CarMax shall assume and agree to pay, perform, fulfill, and discharge, except as expressly provided in this Agreement, (i) all Liabilities under CarMax Plans, (ii) all employment or service-related Liabilities with respect to (A) all CarMax Employees (and their dependents and beneficiaries), (B) former employees of CarMax or a CarMax Entity (and their dependents and beneficiaries) whose last employment with a Circuit City Entity was primarily connected to CarMax or a CarMax Entity and (C) any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or nonpayroll worker or in any other employment relationship primarily connected to CarMax or a CarMax Entity, in each case for periods during which such individuals were employees of, or primarily performed services for CarMax or a CarMax Entity, as applicable, (iii) all employment-related Liabilities with respect to all Circuit City Transferees for periods of service with CarMax or a CarMax Entity after the Separation Date and (iv) any Circuit City Liabilities expressly transferred to CarMax or a CarMax Entity under this Agreement.

(c)
Circuit City shall retain all Liabilities not expressly transferred to and assumed by CarMax pursuant to this Agreement, including Liabilities other than those described in Section 2.1(b)(ii) relating to CarMax Employees, Circuit City Transferees, and their dependents and beneficiaries, arising out of or resulting from employment as employees of Circuit City or a Circuit City Entity for periods on or before the Separation Date (including without limitation all Liabilities under Circuit City Plans) or that are expressly retained by Circuit City in this Agreement or any other written agreement between CarMax and Circuit City.

(d)	Notwithstanding anything to the contrary in this Section 2.1, Liabilities relating to the CarMax Retirement Plan shall be treated as described in Section 3.2.

2.2
CarMax Participation in the Circuit City Plans.    Effective as of the consummation of the Separation, CarMax and each CarMax Entity shall cease to be a Participating Company in any Circuit City Plan, and Circuit City and CarMax and each CarMax Entity shall take all necessary action before the Separation Date to effectuate such cessation as a Participating Company.

2.3
Sponsorship of the CarMax Plans.    Effective no later than immediately after the Separation Date, CarMax shall assume, or shall cause a CarMax Entity to assume, sponsorship of (a) the CarMax Retirement Plan and (b) each other CarMax Plan (each of which is listed on Schedule 2.3 of the Agreement).

2.4
Terms of Participation by CarMax Employees in CarMax Plans.    Circuit City and CarMax shall adopt, or cause to be adopted, all reasonable and necessary Plan amendments and procedures to prevent CarMax Employees and former employees from receiving duplicative benefits from the Circuit City Plans and the CarMax Plans. With respect to CarMax Employees and Circuit City Transferees, each CarMax Plan shall provide that all service, all compensation, and all other benefit-affecting determinations that, as of the consummation of the Separation, were recognized under the corresponding Circuit City Plan shall, as of immediately after the consummation of the Separation (or the transfer employment for purposes of Circuit City Transferees) receive full recognition, credit, and validity and be taken into account under such CarMax Plan, except to the extent that duplication of benefits would result.

2.5
Service Crediting.    With respect to CarMax Employees and Circuit City Transferees, each CarMax Plan shall provide that for purposes of determining eligibility to participate, vesting, and entitlement to benefits (but not for accrual of pension benefits under any defined benefit pension plan), service prior to the Separation Date with Circuit City or a Circuit City Entity shall be treated as service with CarMax or the applicable CarMax entity; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations under any CarMax Plan. Each CarMax Plan shall waive pre-existing condition limitations with respect to CarMax Employees and Circuit City Transferees. CarMax Employees and Circuit City Transferees shall be given credit under the applicable CarMax Plan for amounts paid during the Disposition Year prior to the Separation Date for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the CarMax Plan. With respect to individuals who, following the Separation Date but prior to March 1, 2003, either (i) cease employment with Circuit City or a Circuit City Entity and immediately become employees of CarMax or a CarMax Entity or (ii) are CarMax Employees and cease employment with CarMax or a CarMax Entity and immediately become employees of Circuit City or a Circuit City Entity, Circuit City and CarMax and their respective Affiliates shall (i) credit service recognized by the other under the terms of their respective benefit plans and programs where appropriate (but not for purposes of benefit accruals under any pension plan except as provided in Section 3.2), (ii) transfer accounts between the Circuit City 401(k) Plan and the CarMax 401(k) Plan and (iii) provide coverage and benefits relating to health and welfare plans in a manner consistent with the provisions of Article IV. The service crediting described above shall be subject to any applicable “service bridging” or “break in service” rules under the Circuit City Retirement Plan and 401(k) Plan and the CarMax Retirement Plan and 401(k) Plan.

2.6
Approval of Plans.    Prior to the Separation Date, Circuit City shall cause CarMax to adopt (i) the CarMax Stock Incentive Plan, which shall have terms and conditions that are substantially similar to the Circuit City Stock Incentive Plan; (ii) the CarMax Employee Stock Purchase Plan; (iii) the CarMax Annual Performance-Based Bonus Plan, which shall have terms and conditions that are substantially similar to the Circuit City Annual Performance-Based Bonus Plan; and (iv) the CarMax Supplemental Executive Retirement Plan, which shall have terms and conditions substantially similar to the Circuit City Supplemental Executive Retirement Plan, which plans shall be approved prior to the Separation Date by Circuit City shareholders.

2.7
CarMax Transferees.    In the event that a CarMax Employee or a Circuit City Transferee becomes an employee of Circuit City or a Circuit City Entity on or after the Separation Date but before February 28, 2003, the individual and his or her associated employment Liabilities, including but not limited to those liabilities under the CarMax health and welfare plans, and assets and accrued benefits with respect to the CarMax 401(k) Plan and Retirement Plan shall be transferred to Circuit City or the applicable Circuit City benefit plans under the same general principles as those provided in this Agreement for transferring the employment Liabilities, assets and accrued benefits of Circuit City Transferrees to CarMax or the CarMax employee benefit plans.

ARTICLE III

DEFINED CONTRIBUTION AND DEFINED BENEFIT PLANS

3.1	CarMax 401(k) Plan.

(a)
CarMax, Inc. 401(k) Savings Plan and Trust.    Circuit City and CarMax shall adopt or cause to be adopted any amendments to any trust agreements or plan documents reasonably necessary to transfer settlor responsibility and sponsorship of the CarMax 401(k) Plan and related trust from Circuit City and the trustees appointed by Circuit City to CarMax and trustees appointed by CarMax. Such amendments will be effective as of the consummation of the Separation.

(b)
Assumption of Liabilities and Transfer of Assets.    Circuit City and CarMax shall cause, in the manner described herein, the accounts under the Circuit City 401(k) Plan of each former and current CarMax Employee and Circuit City Transferee to be transferred to the CarMax 401(k) Plan as soon as practicable after the Separation Date or such earlier date as Circuit City and CarMax shall mutually determine; provided, however, that such transfer (and the related assumption of liabilities) shall not occur if Circuit City, CarMax or any other Circuit City or CarMax Plan fiduciary reasonably believes that the transfer could result in the failure of the Circuit City 401(k) Plan or the CarMax 401(k) Plan to qualify under Code Section 401(a). Circuit City agrees to provide to CarMax, in connection with the transfer to the CarMax 401(k) Plan, a list of the CarMax Employees, former employees and Circuit City Transferees who were participants in or are otherwise entitled to benefits under the Circuit City 401(k) Plan, including descriptions of their respective account balances and the protected benefits (within the meaning of Code Section 411(d)(6)) attached to their accounts. As soon as practicable after the Separation Date: (i) Circuit City shall cause the accounts (including any outstanding loan balances) of each CarMax Employee and Circuit City Transferee in the Circuit City 401(k) Plan (without regard to any applicable vesting schedule) to be transferred to the CarMax 401(k) Plan and its related trust in kind based on the investment election of the individuals; (ii) CarMax (or any successor CarMax Entity) and the CarMax 401(k) Plan shall assume and be solely responsible for all liabilities under the CarMax 401(k) Plan relating to the accounts that are so transferred as of the time of such transfer; and (iii) CarMax shall cause such transferred accounts to be accepted by the CarMax 401(k) Plan and its related trust and shall cause the CarMax 401(k) Plan to satisfy all protected benefit requirements under the Code and applicable law with respect to the transferred accounts. In determining whether a CarMax Employee is vested in his or her account under the CarMax 401(k) Plan, the CarMax 401(k) Plan shall credit each CarMax Employee, former employee or Circuit City Transferee with all the individual’s service credited under the Circuit City 401(k) Plan. Prior to the date upon which the transfer described above occurs, Circuit City shall contribute to the Circuit City 401(k) Plan all matching contributions, if any, due to the CarMax Employees, former employees and Circuit City Transferees pursuant to the terms and conditions of such Plan prior to the transfer date.

(c)
Circuit City and CarMax agree to use commercially reasonable efforts to coordinate the nondiscrimination testing for the Circuit City 401(k) Plan and the CarMax 401(k) Plan for the plan year ending February 27, 2003, to the extent deemed advisable.

3.2
CarMax Retirement Plan.    Effective no later than the consummation of the Separation, Circuit City shall transfer sponsorship of the CarMax Retirement Plan to CarMax. Each Circuit City Transferee who is transferred to CarMax or a CarMax Entity after the Separation but on or prior to March 1, 2003 and who has an accrued benefit under the Circuit City Retirement Plan that has not been transferred to the CarMax Retirement Plan (“Subsequent Transferee”) shall have his accrued benefit and associated benefit liabilities transferred to the CarMax Retirement Plan as soon as practicable after February 28, 2003. CarMax shall ensure that the CarMax Retirement Plan accepts and Circuit City shall ensure that the Circuit City Retirement Plan makes any transfer of benefits and liabilities required under this Section 3.2. Circuit City shall cause the trustee of the Circuit City Retirement Plan to transfer cash from the trust under the Circuit City Retirement Plan to the trust under the CarMax Retirement Plan, in an amount determined by a certified actuary chosen by Circuit City and CarMax (the “Actuary”) to be equal to the present value of all accrued benefits as of February 28, 2002 (the Valuation Date) with respect to Subsequent Transferees on a termination basis in accordance with Section 414(1) of the Code and the regulations promulgated thereunder. If the market value of assets as of the Valuation Date is not sufficient to fund such present value, assets will be allocated to various priority categories under section 4044 of ERISA. The calculation of the present value of such benefits shall be performed by the Actuary. From the Valuation Date to the date of transfer, the assets to be transferred shall be credited with interest at the rate per annum mutually agreed to by Circuit City and CarMax and an amount equal to such interest shall be transferred to the trust under the CarMax Retirement Plan on the date the transfer of assets occurs. Effective as of the date the transfer of employment, Subsequent Transferees shall cease to accrue benefits under the Circuit City Retirement Plan and shall commence to accrue benefits under the CarMax Retirement Plan. Effective as of the date the transfer of assets occurs, CarMax shall assume all liabilities and obligations with respect to benefits accrued by the Subsequent Transferees under the Circuit City Retirement Plan and shall indemnify and hold harmless Circuit City, its officers, directors, employees and agents and affiliates from and against any and all liabilities with respect to such benefits.

ARTICLE IV

HEALTH AND WELFARE PLANS

4.1	Assumption of Health and Welfare Plan Liabilities.

(a)
All Liabilities relating to, arising out of, or resulting from health and welfare coverage or claims incurred by or on behalf of CarMax Employees on or before the Separation Date for periods of employment with CarMax before the Separation Date, or their covered dependents under the Circuit City Health and Welfare Plans shall become Liabilities of CarMax as of the consummation of the Separation, and, except as provided in Section 4.1(b), all Liabilities relating to health and welfare coverage or claims incurred by or on behalf of CarMax Employees, Circuit City Transferees, or their covered dependents after the Separation Date shall be Liabilities of CarMax under the corresponding CarMax Health and Welfare Plans. Except as provided in Section 4.1(b), a claim or Liability (i) for medical and dental benefits shall be deemed to be incurred upon the rendering of health services giving rise to the obligation to pay such benefits; (ii) for life insurance and accidental death and dismemberment insurance benefits shall be deemed to be incurred upon the occurrence of the event giving rise to the entitlement to such benefits; and (iii) for disability benefits shall be deemed to be incurred on the date an individual is deemed to be disabled, as defined under the applicable plan.

(b)
As of the Separation Date for periods of time following the Separation Date or date of transfer as the case may be, CarMax also shall be responsible for all Liabilities that relate to, arise out of, or result from any denture work, bridge work, crown installation, or root canal therapy for a CarMax Employee, Circuit City Transferee, or his or her covered dependent for which preparatory dental services have been rendered under a Circuit City Health and Welfare Plan on or before the Separation Date or date of transfer as the case may be for such dental treatment that occurs after the Separation Date. Coverage for any such hospitalization or dental services shall be provided after the Separation Date without interruption under the appropriate CarMax Health and Welfare Plan subject to applicable plan rules and limitations.

4.2	Health and Welfare Plan Transitional Coverage Rules.

(a)
CarMax Employees, Circuit City Transferees and their covered dependents who participate in Circuit City Health and Welfare Plans immediately before the Separation Date (i) will be treated in the same manner under the Circuit City Health and Welfare Plans as any other similarly situated employee of Circuit City or a Circuit City Entity with the same years of service and age who may otherwise terminate his or her employment with Circuit City and all Circuit City Entities on the

Separation Date; and (ii) will automatically be enrolled on the day following the Separation Date in CarMax Health and Welfare Plans corresponding to the Circuit City Health and Welfare Plans in which the CarMax Employee, Circuit City Transferee, and his or her covered dependents, if any, participated immediately before the Separation Date. CarMax will maintain the CarMax Health and Welfare Plans as a continuation of the Circuit City Health and Welfare Plans, so that CarMax will give CarMax Employees and Circuit City Transferees credit under the CarMax Health and Welfare Plans for payments made under the Circuit City Health and Welfare Plans for purposes of deductibles and maximum out-of-pocket limits for the Disposition Year.

(b)
With respect to any CarMax Employee, Circuit City Transferee and his or her dependents (if any) who were covered under a Circuit City Health and Welfare Plan immediately before the Close of the Separation Date, CarMax shall take the appropriate actions reasonably necessary to ensure that the proof of insurability requirements (if any) and the preexisting condition exclusions (if any) applicable to new enrollees under the corresponding CarMax Health and Welfare Plans (if any) are waived with respect to such CarMax Employee, Circuit City Transferee and his or her dependents, provided that to the extent necessary, such individual or his or her dependents enroll for coverage in the corresponding CarMax Health and Welfare Plan within no more than 31 days after the last day of the month in which the Separation Date or date of transfer as the case may be occurs.

(c)
The transfer of employment from Circuit City or a Circuit City Entity to CarMax or a CarMax Entity as of the consummation of the Separation shall not be required to be treated as a “status change” with respect to any CarMax Employee or Circuit City Transferee under the Circuit City Health and Welfare Plans or the CarMax Health and Welfare Plans.

4.3
Post-Disposition Transitional Rules.    Effective as of or prior to the Separation Date, CarMax shall establish a dependent care assistance plan (the “CarMax DCA Plan”) that is substantially similar to the Circuit City Dependent Care Assistance Plan (the “Circuit City DCA Plan”), to cover CarMax Employees and Circuit City Transferees. The CarMax Employees and Circuit City Transferees who elected to participate in the Circuit City DCA Plan for the Disposition Year automatically will be eligible to participate in the CarMax DCA Plan for that part of the Disposition Year remaining after the Separation Date. CarMax shall maintain the CarMax DCA Plan as a continuation of the Circuit City DCA Plan for the Disposition Year, so that the aggregate benefit that any CarMax Employee or Circuit City Transferee receives under the Circuit City DCA Plan and the CarMax DCA Plan is not less than the benefits such CarMax Employee or Circuit City Transferee would have received had he or she remained a Circuit City Employee through the Disposition Year.

(a)
If the aggregate amount contributed by CarMax Employees and Circuit City Transferees for the Disposition Year to the Circuit City DCA Plan exceeds the aggregate claims paid by Circuit City for the Disposition Year with respect to the accounts of individuals under such plan, Circuit City will pay CarMax an amount in cash equal to such excess, to the extent that the aggregate amount contributed by the CarMax Employees or Circuit City Transferees for the Disposition Year to the CarMax DCA Plan is less than the aggregate claims paid by CarMax for the Disposition Year with respect to the such individuals under those plans.

(b)
If the aggregate amount contributed by CarMax Employees and Circuit City Transferees for the Disposition Year to the Circuit City DCA Plan is less than the aggregate claims paid by Circuit City for Disposition Year with respect to the accounts of such individuals under such plan, CarMax will pay Circuit City an amount in cash equal to such deficit, to the extent that the aggregate amount contributed by the CarMax Employees and Circuit City Transferees for the Disposition Year to the CarMax DCA Plan exceeds the aggregate claims paid by CarMax for the Disposition Year with respect to such individuals under those plans.

(c)	The foregoing payments will be made as soon as practicable after all claims have been paid with respect to the Disposition Year.

4.4
Workers’ Compensation Liabilities.    Except as provided below, all workers’ compensation Liabilities relating to, arising out of, or resulting from any claim by CarMax Employees or Circuit City Transferees that result from an accident or from an occupational disease which is incurred or becomes manifest, as the case may be, on or before the Separation Date and while such individual was employed by Circuit City or a Circuit City Entity shall be retained by Circuit City. CarMax and each CarMax Entity shall be solely responsible for all workers’ compensation Liabilities relating to, arising out of, or resulting from any claim incurred for a compensable injury sustained (i) by CarMax Employees at any time; and (ii) by Circuit City Transferees after the date their employment is transferred. For purposes of this Agreement, an injury shall be deemed to be sustained upon the occurrence of the event giving rise to eligibility for workers’ compensation benefits or in the case of an occupational disease, at such time as the occupational disease is diagnosed by a qualified medical professional, as the case may be. Circuit City, each Circuit City Entity, CarMax and each CarMax Entity shall cooperate with respect to any notification to appropriate governmental agencies of the disposition and the issuance of new, or the transfer of existing, workers’ compensation insurance policies and claims handling contracts.

4.5
Payroll Taxes and Reporting.    Circuit City and CarMax shall, to the extent practicable, (i) treat CarMax (or a CarMax Entity designated by CarMax) as a “successor employer” and Circuit City (or the appropriate Circuit City Entity) as a “predecessor,” within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to CarMax Employees and Circuit City Transferees for purposes of taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act, and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each CarMax Employee and

Circuit City Transferee for the Disposition Year. Circuit City, each Circuit City Entity, CarMax and each CarMax Entity shall each bear its responsibility for payroll tax obligations and for the proper reporting to the appropriate governmental authorities of compensation earned by their respective employees after the Separation Date, including compensation related to the exercise of Options.

4.6
COBRA and HIPAA Liability and Compliance.    As of the Separation Date, CarMax shall be responsible for all COBRA Liabilities relating to, arising out of, or resulting from any claim by any CarMax Employee or former CarMax Employee or his or her qualified dependents that result from a qualifying event occuring on or before the Separation Date and while such individual was employed by CarMax. As of the Separation Date, for periods of time following the Separation Date or date of transfer as the case may be, CarMax also shall be responsible for all COBRA Liabilities that relate to, arise out of, or result from qualifying events for any CarMax Employee, former CarMax Employee, Circuit City Transferee, or their qualified dependents. Circuit City shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the Circuit City Health and Welfare Plans with respect to CarMax Employees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the Circuit City Health and Welfare Plans at any time on or before the consummation of the Separation and Circuit City Transferees who incur a COBRA qualifying event or loss of coverage after the date their employment is transferred. Subject to Section 6.2, effective immediately after the Separation Date, CarMax shall be responsible for administering compliance with the health care continuation requirements of COBRA, the certificate of creditable coverage requirements of HIPAA, and the corresponding provisions of the CarMax Health and Welfare Plans with respect to CarMax Employees, Circuit City Transferees and their covered dependents who incur a COBRA qualifying event or loss of coverage under the CarMax Health and Welfare Plans at any time after the consummation of the Separation.

ARTICLE V

EXECUTIVE BENEFITS AND OTHER BENEFITS

5.1	Individual Agreements – Assumption of Liabilities and Consents.

(a)
Circuit City has been providing compensation and benefits, subject to reimbursement from CarMax, to certain Circuit City Transferees, during the period those Circuit City Transferees have been providing services on a substantially full-time basis to a CarMax Entity. Circuit City shall continue to provide such compensation and benefits through the Separation Date, and be entitled to reimbursement from a CarMax Entity, in accordance with established practices.

(b)
Certain plans and programs of Circuit City, as well as certain Individual Agreements, provide for the payment of certain compensation and benefits in the event of the termination of employment of the individual covered by the terms of such plans or Individual Agreements. Prior to the Separation Date, Circuit City shall take all necessary and appropriate actions so that a termination of a CarMax Employee’s or Circuit City Transferee’s employment with Circuit City described in Section 2.7 shall not constitute a termination of employment for purposes of any Individual Agreement, the Circuit City Supplemental Executive Retirement Plan, or other similar plans and programs. A termination of employment from Circuit City of a CarMax Employee or a Circuit City Transferee in connection with or in anticipation of the consummation of the transactions contemplated by the Separation shall not be deemed to be a termination of employment for purposes of administering benefits under such Individual Agreements or any other plan or program, the payment or vesting of which is conditioned upon termination of employment.

5.2
Circuit City Annual Performance-Based Bonus Plan.    CarMax shall be responsible for determining all awards payable under the CarMax Annual Performance-Based Bonus Plan to CarMax Employees and Circuit City Transferees for the Disposition Year. CarMax shall also determine for Circuit City Transferees (a) the extent to which established performance criteria (as interpreted by CarMax, in its sole discretion, after taking into account the effects of the Separation) have been met, and (b) the payment level for each Circuit City Transferee. CarMax shall assume all Liabilities with respect to any such awards payable to CarMax Employees and Circuit City Transferees for the Disposition Year.

5.3
Awards under the Circuit City Stock Incentive Plan or Otherwise.    Circuit City and CarMax shall use their commercially reasonable efforts to take all actions necessary or appropriate so that each outstanding Circuit City Award granted under any Circuit City Stock Incentive Plan held by any individual who is either a current or former employee of

Circuit City or a Circuit City Entity (as determined by Circuit City) and any CarMax Employee or Circuit City Transferee shall be adjusted as set forth in this Article V and as illustrated in Schedule 5.3(a) hereto.

(a)	Circuit City Group Options Held by Circuit City Employees.

(i)
This Section 5.3(a) shall apply to any individual who is not a CarMax Employee as of the Close of the Separation Date and who is holding a Circuit City Group Option at that time. As determined by the Committee (as that term is defined in the Circuit City Stock Incentive Plan) pursuant to its authority under any of the Circuit City Stock Incentive Plans, each Circuit City Group Option outstanding under any Circuit City Stock Incentive Plan as of the CarMax Dividend Date shall be adjusted so that each individual who is the holder of a Circuit City Group Option will have such option converted, immediately after the CarMax Dividend, into a Circuit City Stores Option under the applicable Circuit City Stock Incentive Plan.

(ii)	The adjustment set forth in Section 5.3(a)(i) shall be made as follows:

The exercise price per share of Circuit City Stores Common Stock subject to a Circuit City Stores Option will be equal to the product obtained by multiplying (a) times (b) where “(a)” equals the exercise price per share of the Circuit City Group Option with respect to which an adjustment is being made immediately before the CarMax Dividend, and “(b)” equals the quotient obtained by dividing the Circuit City Post-Dividend Stock Value by the Circuit City Pre-Dividend Stock Value.

The number of shares of Circuit City Stores Common Stock subject to a Circuit City Stores Option will equal the product obtained by multiplying (a) times (b) where “(a)” equals the number of shares of Circuit City Group Common Stock covered by the Circuit City Group Option, and “(b)” equals the quotient obtained by dividing the Circuit City Pre-Dividend Stock Value by the Circuit City Post-Dividend Stock Value.

(iii)	After the Separation Date, Circuit City Stores Options, regardless of by whom held, shall be settled by Circuit City pursuant to the terms of the applicable Circuit City Stock Incentive Plan.

(b)	Circuit City Group Options Held by CarMax Employees.

(i)
This Section 5.3(b) shall apply to any individual who is a CarMax Employee holding a Circuit City Group Option as of the Close of the Separation Date. Each Circuit City Group Option outstanding under any Circuit City Stock Incentive Plan as of the CarMax Dividend Date shall be adjusted so that each individual who is the holder of a Circuit City Group Option will have such option converted, immediately after the CarMax Dividend, into a CarMax Option under the CarMax Stock Incentive Plan.

(ii)	The adjustment set forth in Section 5.3(b)(i) shall be made as follows:

The exercise price per share of CarMax Common Stock subject to a CarMax Option will be equal to the product obtained by multiplying (a) times (b) where “(a)” equals the exercise price per share of the Circuit City Group Option with respect to which an adjustment is being made immediately before the CarMax Dividend, and “(b)” equals the quotient obtained by dividing the CarMax Post-Dividend Stock Value by the Circuit City Pre-Dividend Stock Value.

The number of shares of CarMax Common Stock subject to a CarMax Option will equal the product obtained by multiplying (a) times (b) where “(a)” equals the number of shares of Circuit City Group Common Stock covered by the Circuit City Group Option, and “(b)” equals the quotient obtained by dividing the Circuit City Pre-Dividend Stock Value by the CarMax Post-Dividend Stock Value.

(c)	CarMax Group Options Held by CarMax Employees.

(i)
This Section 5.3(c) shall apply to any individual who is a CarMax Employee holding a CarMax Group Option as of the Close of the Separation Date. This Section 5.3(c) shall also apply to any individual holding a CarMax Group Option as of the Close of the Separation Date who is not a CarMax Employee or a Circuit City Employee at that time. The CarMax Group Option shall be modified to be a CarMax Option by substituting CarMax Common Stock for CarMax Group Common Stock under the option. The per share exercise price, number of shares and all other terms of a CarMax Option after the Separation Date will be the same as the applicable CarMax Group Option before the Separation Date.

(ii)	After the Separation Date, CarMax Options, regardless of by whom held, shall be settled by CarMax pursuant to the terms of the CarMax Stock Incentive Plan.

(d)	CarMax Group Options Held by Circuit City Employees.

(i)
This Section 5.3(c) shall apply to any individual who is a Circuit City Employee as of the Close of the Separation Date and who is holding a CarMax Group Option at that time. As determined by the Committee (as that term is defined in the Circuit City Stock Incentive Plan) pursuant to its authority under any of the Circuit City Stock Incentive Plans, each

CarMax Group Option outstanding under any Circuit City Stock Incentive Plan as of the CarMax Dividend Date shall be adjusted so that each individual who is the holder of a CarMax Group Option will have such option converted, immediately after the CarMax Dividend, into a Circuit City Stores Option under the Circuit City Stock Incentive Plan.

(ii)	The adjustment set forth in Section 5.3(d)(i) shall be made as follows:

The exercise price per share of Circuit City Common Stock subject to a Circuit City Stores Option will be equal to the product obtained by multiplying (a) times (b) where “(a)” equals the exercise price per share of the CarMax Group Option with respect to which an adjustment is being made immediately before the CarMax Dividend, and “(b)” equals the quotient obtained by dividing the Circuit City Post-Dividend Stock Value by the CarMax Pre-Dividend Stock Value.

The number of shares of Circuit City Common Stock subject to a Circuit City Stores Option will equal the product obtained by multiplying (a) times (b) where “(a)” equals the number of shares of CarMax Group Common Stock covered by the CarMax Group Option, and “(b)” equals the quotient obtained by dividing the CarMax Pre-Dividend Stock Value by the Circuit City Post-Dividend Stock Value.

(e)
Option Terms.    Each Circuit City Stores Option issued as part of the adjustment to Circuit City Group Options or CarMax Group Options pursuant to Section 5.3(a) or (d) shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding exercise as set forth in the original Circuit City Group Option or CarMax Group Option. Each CarMax Option issued as part of the adjustment to CarMax Group Options or Circuit City Group Options pursuant to Section 5.3(b) or (c) shall be subject to the same terms and conditions regarding term, vesting, and other provisions regarding exercise as set forth in the CarMax Group Option or Circuit City Group Option. Notwithstanding the foregoing, Circuit City will take such action as is necessary to ensure that with respect to the Circuit City Stores Option grants that are held by Circuit City Employees who become CarMax Employees after the Separation Date but on or before February 28, 2003, such individuals will not incur a termination of employment for purposes of the Circuit City Stores Options. CarMax will take such action as is necessary to ensure that with respect to the CarMax Option grants that are held by CarMax Employees who become Circuit City Employees after the Separation Date but on or before February 28, 2003, such individuals will not incur a termination of employment for purposes of the CarMax Options.

The Circuit City Stores Options and CarMax Options shall not be exercisable until the adjustments provided in Sections 5.3(a)-(d) have been made.

(f)
Circuit City and CarMax Restricted Stock.    The restricted shares of Circuit City Group Common Stock that are outstanding under any Circuit City Stock Incentive Plan or otherwise as of the CarMax Dividend Date shall not be adjusted except for adjustments applicable to all shares of Circuit City Group Common Stock and shall remain subject to all prior restrictions following the CarMax Dividend Date. Circuit City will hold the shares of CarMax Common Stock issued in the CarMax Dividend subject to the same restrictions as applicable to the restricted shares of Circuit City Group Common Stock on which the CarMax Dividend was paid. The restricted shares of CarMax Group Common Stock that are outstanding under any Circuit City Stock Incentive Plan or otherwise as of the CarMax Dividend Date (i) shall be assumed by the CarMax Stock Incentive Plan, (ii) shall not be adjusted except for adjustments applicable to all shares of CarMax Group Common Stock, and (iii) shall remain subject to all prior restrictions following the CarMax Dividend Date.

(g)	Circuit City Stock Appreciation Rights and CarMax Stock Appreciation Rights.

(i)
As determined by the Committee (as that term is defined in the Circuit City Stock Incentive Plan or the CarMax Stock Incentive Plan) pursuant to its authority under any of the Circuit City Stock Incentive Plans or the CarMax Stock Incentive Plan, each Circuit City Stock Appreciation Right (“Circuit City SAR”) outstanding under any Circuit City Stock Incentive Plan and held by an employee of a Circuit City Entity or a CarMax Entity as of the CarMax Dividend Date shall be adjusted in the same manner as the related Circuit City Group Option is adjusted under Section 5.3(a) or (b).

(ii)
As determined by the Committee (as that term is defined in the Circuit City Stock Incentive Plan or the CarMax Stock Incentive Plan) pursuant to its authority under any of the Circuit City Stock Incentive Plans or the CarMax Stock Incentive Plan, each CarMax Stock Appreciation Right (“CarMax SAR”) outstanding under any Circuit City Stock Incentive Plan and held by an employee of a Circuit City Entity or a CarMax Entity as of the CarMax Dividend Date shall be adjusted in the same manner as the related CarMax Group Option is adjusted under Section 5.3(c) or (d).

(iii)
After the Separation Date, Circuit City SARs, regardless of by whom held, shall be settled by Circuit City pursuant to the terms of the Circuit City Stock Incentive Plan. After the Separation Date, CarMax SARs, regardless of by whom held, shall be settled by CarMax pursuant to the terms of the CarMax Stock Incentive Plan.

(h)
Taxes.    Except as may be provided pursuant to a separate agreement between Circuit City and CarMax, Circuit City shall claim the benefit of federal, state, and local tax deductions related to the exercise of all Circuit City Stores Options, and

Circuit City SARs that are exercised by Circuit City Employees after the Separation Date and CarMax shall not claim any such tax deductions. Circuit City shall be responsible for the proper payroll tax treatment and the proper reporting to the appropriate governmental authorities of compensation relating to all option and SAR exercises by Circuit City Employees. Except as may be provided pursuant to a separate agreement between Circuit City and CarMax, CarMax shall claim the benefit of federal, state, and local tax deductions related to the exercise of all Circuit City Group Options, Circuit City SARs, CarMax Options and CarMax SARs that are exercised by both CarMax Employees after the Separation Date and Circuit City Transferees after their transfer date and Circuit City shall not claim any such tax deductions. CarMax shall be responsible for the proper payroll tax treatment and the proper reporting to the appropriate governmental authorities of compensation relating to all option and SAR exercises by CarMax Employees and Circuit City Transferees. Circuit City and CarMax agree to act (or to take such action) with respect to such federal, state, or local tax deductions, and with respect to fulfilling the payroll tax and reporting obligations on compensation as are reasonably necessary or appropriate to achieve, maintain and/or preserve such tax results. Any amounts required to be reimbursed by one party to another under this subsection shall be paid within 30 days of invoice.

(h)
Partial Interests in Shares.    To the extent that any adjustment in stock options or stock appreciation rights results in any fractional interest in shares, such fractional interest shall be rounded to the nearest whole share. No fractional interests in shares or stock appreciation rights shall be payable in cash or otherwise.

(i)
Incentive Stock Options.    Circuit City and CarMax agree to use their commercially reasonable efforts to preserve the value and tax treatment accorded incentive stock options awarded under the Circuit City Stock Incentive Plan.

5.4
Employee Stock Purchase Plans.    As of the consummation of the Separation, CarMax will assume and accept all assets and liabilities of the 1997 Circuit City Stores, Inc. Employee Stock Purchase Plan for CarMax Group Employees. All transferred amounts will be applied on the next exercise date coincident with or next following the Separation Date toward the purchase of CarMax Common Stock.

5.5
Registration Requirements.    As soon as practicable following the time as of which the Form 10 or Form 8-A for CarMax, Inc., as the case may be, is declared effective by the Securities and Exchange Commission, CarMax agrees that it shall cause to be registered pursuant to the Securities Act of 1933, as amended, the shares of CarMax Common Stock authorized for issuance under the CarMax Stock Incentive Plan and the CarMax Employee Stock Purchase Plan. Circuit City shall use commercially reasonable efforts to assist CarMax in completing such registration.

5.7
Confidentiality and Proprietary Information.    No provision of the Separation Agreement or this Agreement shall be deemed to release any individual for any violation of any agreement or policy pertaining to confidential or proprietary information of Circuit City or any of its Affiliates or of CarMax or any of its Affiliates, respectively, or otherwise relieve any individual of his or her obligations under any such agreements or policies.

5.8
Circuit City Nonqualified Pension Plans and Arrangements.    CarMax will assume all Liabilities relating to CarMax Employees, former employees of CarMax and Circuit City Transferees under the CarMax Supplemental Executive Retirement Plan and any individual nonqualified pension arrangements identified in Schedule 5.8 hereto as of the consummation of the Separation and for all service after the Separation Date, and shall make benefit payments to CarMax Employees and Circuit City Transferees at such times and in such manner as is provided for under the terms of the respective nonqualified pension plans and arrangements.

5.9
Circuit City Director Plans.    Circuit City and CarMax shall use their commercially reasonable efforts to take all actions necessary or appropriate so that each outstanding Circuit City Award granted under Circuit City Stores, Inc. Amended And Restated 1989 Non-Employee Directors Stock Option Plan and Circuit City Stores, Inc. 2000 Non-Employee Directors Stock Incentive Plan held by any individual who is either a current or former member of the Board of Directors of Circuit City shall be adjusted as set forth in this Section 5.9.

(a)
Continuing Circuit City Directors.    This Section 5.9(a) shall apply to options and SARs held by individuals who continue to be members of the Board of Directors of Circuit City after the Separation Date. Each Circuit City Group Option and SAR shall be adjusted in the manner provided in Section 5.3(a). Each CarMax Group Option and SAR shall be adjusted in the manner provided in Section 5.3(c).

(b)
CarMax Directors.    This Section 5.9(b) shall apply to options held by individuals who cease to be members of the Board of Directors of Circuit City after the Separation Date and become members of the Board of Directors of CarMax. Each Circuit City Group Option and SAR shall be adjusted in the manner provided in Section 5.3(a). Each CarMax Group Option and SAR shall be adjusted in the manner provided in Section 5.3(c).

ARTICLE VI

GENERAL AND ADMINISTRATIVE

6.1
Payment of Liabilities.    CarMax shall pay directly, or reimburse Circuit City promptly for, all compensation payable to Circuit City Transferees for services rendered to CarMax while in the employ of Circuit City or a Circuit City Entity on or before the consummation of the Separation to the extent not previously reimbursed. To the extent the amount of such Liabilities is not yet determinable because the status of individuals as Circuit City Transferees is not yet determined, except as otherwise specified herein or in another ancillary agreement with respect to particular Liabilities, CarMax shall make such payments or reimbursements based upon Circuit City’s reasonable estimates of the amounts thereof, and when such status is determined, CarMax shall make additional reimbursements or payments, or Circuit City shall reimburse CarMax, to the extent necessary to reflect the actual amount of such Liabilities.

6.2
Administration of the CarMax Plans.    During the Administration Period, with respect to a plan or a payroll practice, Circuit City shall assist CarMax in (i) all aspects of the delivery of employee benefits to CarMax Employees and Circuit City Transferees, (ii) the administration of and tax and reporting obligations related to CarMax’s payroll processes, and (iii) the administration of the CarMax Plans, including the CarMax 401(k) Plan, CarMax Retirement Plan, CarMax Supplemental Executive Retirement Plan, CarMax Health and Welfare Plans, CarMax Employee Stock Purchase Plan, and any other plans or programs that are implemented by CarMax on and after the Separation Date and which are substantially similar to the benefit plans provided by Circuit City to its employees. CarMax shall pay Circuit City for such services in accordance with the terms of a transition services agreement between Circuit City and CarMax. During the Administration Period with respect to a plan, CarMax may not change any CarMax Plan without the consent of Circuit City if the change would materially and adversely affect the administration of the CarMax Plan.

6.3
Sharing of Participant Information.    Circuit City and CarMax shall share, Circuit City shall cause each applicable Circuit City Entity to share, and CarMax shall cause each applicable CarMax Entity to share, with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the Circuit City Plans and the CarMax Plans. Circuit City and CarMax and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration. Until the consummation of the Separation, all participant information shall be provided in the manner and medium applicable to Participating Companies in the Circuit City Plans generally, and thereafter until the time at which the parties subsequently determine, all participant information shall be provided in a manner and medium that are compatible with the data processing systems of Circuit City as in effect as of the consummation of the Separation, unless otherwise agreed to by Circuit City and CarMax.

6.4
Non-Termination of Employment; No Third Party Beneficiaries.    Except as expressly provided in this Agreement, no provision of this Agreement or the Separation Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee of Circuit City, a Circuit City Entity, CarMax, or a CarMax Entity under any Circuit City Plan or CarMax Plan or otherwise. Without limiting the generality of the foregoing: (i) except as expressly provided in this Agreement, neither the occurrence of the consummation of the Separation nor the termination of the Participating Company status of CarMax or a CarMax Entity shall cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the CarMax Plans or any of the Individual Agreements; (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude CarMax or any CarMax Entity, at any time after the consummation of the Separation, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any CarMax Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any CarMax Plan; and (iii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude Circuit City or any Circuit City Entity, at any time after the Close of the Separation Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Circuit City Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Circuit City Plan.

6.5	Audit Rights with Respect to Information Provided.

(a)
Each of Circuit City and CarMax, and their duly authorized representatives, shall have the right to conduct audits with respect to all information provided to it by the other party. The party conducting the audit (the “Auditing Party”) shall have the sole discretion to determine the procedures and guidelines for conducting audits and the selection of audit representatives under this Section 6.5(a). The Auditing Party shall have the right to make copies of any records at its expense, subject to the confidentiality provisions set forth in the Separation Agreement, which are incorporated by reference herein. The party being audited shall provide the Auditing Party’s representatives with reasonable access during normal business hours to its operations, computer systems and paper and electronic files, and provide workspace to its representatives. After any audit is completed, the party being audited shall have the right to review a draft of the audit findings and to comment on those findings in writing within five business days after receiving such draft.

(b)	The Auditing Party’s audit rights under this Section 6.5 shall include the right to audit, or participate in an audit facilitated by the party being audited, of any

Affiliates of the party being audited and of any benefit providers and third parties with whom the party being audited has a relationship, or agents of such party, to the extent any such persons are affected by or addressed in this Agreement (collectively, the “Non-parties”), subject to the consent of such party. The party being audited shall, upon written request from the Auditing Party, provide an individual (at the Auditing Party’s expense) to supervise any audit of a Non-party. The Auditing Party shall be responsible for supplying, at the Auditing Party’s expense, additional personnel sufficient to complete the audit in a reasonably timely manner. The responsibility of the party being audited shall be limited to providing, at the Auditing Party’s expense, a single individual at each audited site for purposes of facilitating the audit.

6.6
Fiduciary Matters.    Circuit City and CarMax each acknowledge that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard. Each party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other party for any Liabilities caused by the failure to satisfy any such responsibility.

6.7
Consent of Third Parties.    If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or a union) and such consent is withheld, Circuit City and CarMax shall use commercially reasonable efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Circuit City and CarMax shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase “commercially reasonable efforts” as used herein shall not be construed to require the incurrence of any non-routine or unreasonable expense or liability or the waiver of any right.

ARTICLE VII

MISCELLANEOUS

7.1
Effect if Disposition Does Not Occur.    If the consummation of the Separation does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective immediately prior to or as of the consummation of the Separation, or immediately after the Separation Date, or otherwise in connection with the Separation, shall not be taken or occur except to the extent specifically agreed by CarMax and Circuit City.

7.2
Relationship of Parties.    Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

7.3
Affiliates.    Each of Circuit City and CarMax shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by a Circuit City Entity or a CarMax Entity, respectively.

7.4
Governing Law.    To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Virginia as to all matters, including matters of validity, construction, effect, performance and remedies.

7.5
References.    All references to Sections, Articles or Schedules contained herein mean Sections, Articles or Schedules of or to this Agreement, as the case may be, unless otherwise stated or unless the context otherwise requires.

7.6
Counterparts.    This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

7.7	Assignment. No party to this Agreement will convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

7.8
Cooperation.    Circuit City and CarMax will cooperate in taking all such action as may be necessary or appropriate to implement the provisions of this Agreement, including making all appropriate filings as may be required under ERISA or the Code, the regulations thereunder and any other applicable laws, exchanging and sharing all appropriate records, amending plan, trust, record keeping and other related documents and implementing all appropriate communications with participants.

7.9
Notices.    All notices, requests, claims, demands and other communications required or permitted to be given hereunder will be in writing and will be delivered by hand, telecopied, e-mailed or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, when e-mail confirmation is received if delivered by e-mail, or three business days after being so mailed (one business day in the case of express mail or overnight courier service). All such notices, requests, claims, demands and other communications will be addressed as set forth in the Separation Agreement, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

7.10
Waivers; Remedies; Dispute Resolution.    No failure or delay on the part of Circuit City or CarMax in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of Circuit City or CarMax of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. It is understood and agreed that any dispute, controversy or question arising under this Agreement shall be subject to the dispute resolution provisions of Article X of the Separation Agreement.

*     *     *     *     *

IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.

CIRCUIT CITY STORES, INC.

By:	/s/ Philip J. Dunn
Philip J. Dunn Senior Vice President, Treasurer and Controller

CARMAX, INC.

By:	/s/ W. Austin Ligon
W. Austin Ligon President